Filed Pursuant to Rule 424(b)(3)
Registration no. 333-273216
PROSPECTUS
Up to 6,482,040 Shares of Common Stock
Offered by the Selling Shareholders
This prospectus relates to the offer and resale, from time to time, of up to 6,482,040 shares of the no par value common stock of Daktronics, Inc. by Alta Fox Opportunities Fund, LP (“Alta Fox”), including its transferees, pledgees, donees, assignees or successors (the “Selling Shareholders”). When we refer to the Selling Shareholders in this prospectus, we are referring to Alta Fox, which is the Selling Shareholder identified in this prospectus, and, as applicable, its permitted transferees, donees, pledgees, assignees or successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.
The shares are issuable upon the conversion of a senior secured convertible note (the “Convertible Note”) we sold and issued to Alta Fox on May 11, 2023 in the original principal amount of $25,000,000. The Convertible Note is convertible into shares of our common stock subject to certain conditions and limitations. We sold the Convertible Note in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Securities Purchase Agreement dated as of May 11, 2023 (the “Purchase Agreement”) with Alta Fox. We are registering the resale of the shares of common stock issuable upon conversion of the Convertible Note as required by the Registration Rights Agreement dated as of May 11, 2023 (the “Registration Rights Agreement”) that we entered into with Alta Fox concurrently with the Purchase Agreement.
Upon conversion of the Convertible Note, the Selling Shareholders may sell the shares underlying the Convertible Note through public or private transactions, including derivative transactions, at market prices prevailing at the time of sale or at negotiated prices. We provide more information about how the Selling Shareholders may sell their shares of common stock underlying the Convertible Note in the section of this prospectus entitled “Plan of Distribution.” We are not selling any shares of common stock under this prospectus, and we will not receive any proceeds from the sale by the Selling Shareholders of such shares. The Selling Shareholders will receive all of the proceeds from the sale of shares of our common stock in this offering.
We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. The Selling Shareholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of the shares.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “DAKT.” On July 11, 2023, the last reported sale price of our common stock as reported on the Nasdaq Global Select Market was $6.11 per share.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 7, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 22 of this prospectus.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is July 13, 2023.

TABLE OF CONTENTS

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ABOUT THIS PROSPECTUS
Neither we nor the Selling Shareholders have authorized anyone to provide you with any information or to make any representation other than as may be contained in or incorporated by reference into this prospectus, any prospectus supplement or in any free writing prospectus that we may file with the Securities and Exchange Commission (the “SEC”). We do not, and the Selling Shareholders or the broker-dealers or agents, if any, do not, take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. This prospectus and any applicable prospectus supplement or free writing prospectus do not constitute an offer to sell any securities in any jurisdiction where such offer and sale are not permitted. The information contained in or incorporated by reference into this prospectus or any prospectus supplement, free writing prospectus or other offering material is accurate only as of the respective dates of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Neither the delivery of this prospectus, any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.
This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process or continuous offering process. Under this shelf registration process, the Selling Shareholders may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered, from time to time, by the Selling Shareholders. Each time the Selling Shareholders sell securities, the Selling Shareholders may be required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the Selling Shareholders and the terms of the securities being offered. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. Any prospectus supplement may also add, update, or change information in the prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement.
You should read this prospectus and any prospectus supplement for a specific offering of securities, together with additional information described in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below before making an investment decision. You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us to which we have referred you.

SUMMARY
This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements and notes thereto, and the exhibits to the registration statement of which this prospectus is a part.
Unless the context indicates otherwise, references in this prospectus to “Daktronics,” “the Company,” “we,” “us” and “our” refer to Daktronics, Inc. and its consolidated subsidiaries.
Summary
Daktronics, Inc. and its subsidiaries are an industry leader in designing and manufacturing electronic scoreboards, programmable display systems and large screen video displays for sporting, commercial and transportation applications. We serve our customers by providing high-quality standard display products as well as custom-designed and integrated systems. We offer a complete line of products, from small scoreboards and electronic displays to large multimillion-dollar video display systems as well as related control, timing, and sound systems. We are recognized as a technical leader with the capabilities to design, market, manufacture, install and service complete integrated systems displaying real-time data, graphics, animation and video. We engage in a full range of activities: marketing and sales, engineering and product design and development, manufacturing, technical contracting, professional services, and customer service and support.
We were founded in 1968 by Drs. Aelred Kurtenbach and Duane Sander, professors of electrical engineering at South Dakota State University in Brookings, South Dakota. The Company began with the design and manufacture of electronic voting systems for state legislatures. In 1971, Daktronics developed the patented Matside® wrestling scoreboard, the first product in the Company's growing and evolving line. In 1994, Daktronics became a publicly-traded company and invested in display technologies and new markets. We have continued these investments and have supported our long-term customer relationships to grow from a small company operating out of a garage to a world leader in the display industry. As of June 30, 2023, we employed approximately 2,750 people globally.
We focus our sales and marketing efforts on markets, geographical regions and products. Our five business segments consist of four domestic business units and the International business unit. The four domestic business units consist of Commercial, Live Events, High School Park and Recreation, and Transportation, all of which include the geographic territories of the United States and Canada. Financial information concerning the Company, including these segments, is set forth in our Annual Report on Form 10-K for the year ended April 29, 2023 filed with the SEC.
If you would like to know more about us, please see our documents incorporated by reference in this prospectus as described in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Convertible Note
On May 11, 2023 (the “Issuance Date”), we entered into the Purchase Agreement pursuant to which we sold and issued to Alta Fox the Convertible Note in the original principal amount of $25,000,000.
The Convertible Note ranks pari passu in right of payment with all other outstanding and future senior indebtedness of the Company and is guaranteed by all domestic subsidiaries of the Company (subject to certain exceptions, as set out in the Convertible Note), currently formed or formed or acquired in the future (the “Guarantors”). The Convertible Note was issued in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act.

Interest on the principal amount of the Convertible Note commenced accruing on the Issuance Date, is computed on the basis of a 360-day year and four 90-day periods, and is payable quarterly in arrears on February 11, May 11, August 11 and November 11 of each year following the Issuance Date (each, an “Interest Date”). The first Interest Date is August 11, 2023. On each Interest Date (subject to the requirement to deliver a written notice, as set out in the Convertible Note), the Company has the option to either pay the entire amount of the accrued interest payable in cash or to capitalize up to 50% of the accrued interest payable. The amount of such interest payment that the Company elects to capitalize will be included in the principal amount of the Convertible Note. The Convertible Note bears interest at a rate of 9.0% per annum, or at a rate of 10.0% per annum, as applicable, depending on whether the Company elects to pay the interest payable in cash or capitalize the interest payable. The interest rate will increase to a rate of 12.0% per annum upon the occurrence and during the continuance of an event of default under the Convertible Note. The Convertible Note has a maturity date of May 11, 2027 (the “Maturity Date”). On the Maturity Date, the Company must pay to the Selling Shareholders an amount in cash representing all outstanding principal, any accrued and unpaid interest, and any accrued and unpaid late charges on such principal and interest.

The Convertible Note provides a conversion right which allows the Selling Shareholders, at any time after the Issuance Date, to convert all or any portion of the principal amount of the Convertible Note, together with any accrued and unpaid interest and any other unpaid amounts, including late charges, if any (together, the “Conversion Amount”), into shares of common stock at an initial conversion price of $6.31 per share, subject to adjustment in accordance with the terms of the Convertible Note (the “Conversion Price”). The Company also has a forced conversion right, which is exercisable on the occurrence of certain conditions set out in the Convertible Note, pursuant to which it can cause all or any portion of the outstanding and unpaid Conversion Amount to be converted into shares of common stock at the Conversion Price. The Company shall not issue any shares of common stock pursuant to the terms of the Convertible Note, and the Selling Shareholders will not have the right to any shares of common stock otherwise issuable under the Convertible Note to the extent that, after giving effect to such issuance, the Selling Shareholders together with certain “Attribution Parties” (as defined in the Convertible Note) collectively would beneficially own in excess of 9.99% (which percentage can be increased or decreased by the Selling Shareholders from time to time to a percentage not in excess of 19.99%, effective immediately after delivery of written notice to the Company of such decrease and effective as of the 61st day after delivery of written notice to the Company of such increase) of the number of shares of common stock outstanding immediately after giving effect to such issuance (the “Percentage Cap”). On June 7, 2023, the Company received from Alta Fox written notice of a decrease in the Percentage Cap from 9.99% to 4.99%, which decrease became effective immediately upon the Company’s receipt of such written notice. As such, the effective Percentage Cap as of the date of this prospectus is 4.99%.

Further, the Company is not obligated to issue any shares of common stock upon conversion of the Convertible Note if the issuance of such common stock would exceed the aggregate number of shares of common stock which the Company may issue pursuant to the terms of the Convertible Note without necessitating approval for such issuance (the “Exchange Cap”) by the Company’s shareholders, except that the Company has the option to obtain the approval of its shareholders as required by the applicable rules of the Nasdaq Global Select Market for issuances of shares of common stock in excess of such amount. If the Company is prohibited by the Exchange Cap from issuing any shares of common stock, the Company must pay to the Selling Shareholders the cash value of any shares of common stock in excess of the Exchange Cap, with such cash value being equal to the “Weighted Average Price” of the common stock on the date of the applicable conversion determined as provided in the Convertible Note.

In connection with a “Change of Control” (as defined in the Convertible Note), the Company must deliver written notice to the Selling Shareholders, advising (among other things) the Selling Shareholders that the Company intends to redeem the total (then outstanding and unpaid) Conversion Amount of the Convertible Note at a Change of Control Redemption Price such that the Selling Shareholders receive a multiple of their invested capital equal to 125%, unless the Convertible Note is earlier converted by the Selling Shareholders.

The Convertible Note includes customary covenants and events of default that are typical for transactions of this type. Upon the occurrence of an event of default under the Convertible Note (subject to the requirement to deliver a written notice other than in connection with certain bankruptcy-related events of default, as set out in the Convertible Note), the Selling Shareholders may require the Company to redeem all or any portion of the Convertible Note in cash at a price equal to the greater of (i) an amount such that the Selling Shareholders receive a multiple of their invested capital equal to 125% and (ii) the greatest weighted average price of the common stock during the period between the occurrence of the event of default and the delivery of the applicable redemption notice.

The Company is required to reserve out of its authorized and unissued shares of common stock a number of shares of common stock sufficient to effect the conversion of all of the outstanding and unpaid Conversion Amount of the Convertible Note from time to time (the “Required Reserve Amount”). So long as the Convertible Note is outstanding, the Company is required to take all corporate action necessary to reserve and keep available out of its authorized and unissued common stock, solely for the purpose of effecting the conversion of the Convertible Note, the number of shares of common stock equal to the applicable Required Reserve Amount.

Under the Pledge and Security Agreement dated as of May 11, 2023 among the Company, Daktronics Installation, Inc. (a wholly-owned subsidiary of the Company), and Alta Fox (the “Pledge and Security Agreement”), the Convertible Note is secured by (i) a second priority lien on assets securing the Company’s up to $60 million asset-based lending facility with JPMorgan Chase Bank, N.A. (“JPMorgan Chase”), subject to the “Intercreditor Agreement” described below, and (ii) a first priority lien in favor of Alta Fox on substantially all of the other assets of the Company and the Guarantors, in each case subject to customary exceptions and excluding all real property.

The Convertible Note, and the shares of common stock into which the Convertible Note may be convertible, were not registered under the Securities Act or any state securities laws. We have relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) of the Securities Act as to the issuance of the Convertible Note and for the issuance of any shares of common stock into which the Convertible Note may be convertible. In connection with Alta Fox’s execution of the Purchase Agreement, Alta Fox represented to us that it is an “accredited investor” as defined in Rule 501 of Regulation D and that the securities to be purchased by it will be acquired solely for its own account and for investment purposes and not with a view to the future sale or distribution.
Effective on May 11, 2023, in connection with the Company’s entry into the Purchase Agreement, the Company also entered into a Registration Rights Agreement with Alta Fox (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to file with the SEC the registration statement of which this prospectus is a part by the earlier of (a) 75 calendar days following the date of the Registration Rights Agreement and (b) the date of filing with the SEC of the Company’s Annual Report on Form 10-K for its fiscal year ended April 29, 2023. Pursuant to the Registration Rights Agreement, the Company is required to use reasonable best efforts to have such registration statement declared effective by the SEC by the earlier of (x) 60 days of the filing of the registration statement and (y) the fifth business day after the date the Company is notified by the SEC that the registration statement will not be subject to further review.

Effective on May 11, 2023, JPMorgan Chase, Alta Fox, and the Company entered into an Intercreditor Agreement (the “Intercreditor Agreement”) which provides for, among other things, the lien priority of collateral of each of the parties with respect to borrowings by the Company from JPMorgan Chase and Alta Fox, enforcement rights, the application of proceeds, rights under insolvency proceedings, purchase option rights, releases of liens, and related issues.

Corporate Information
Our principal executive offices are located at 201 Daktronics Drive, Brookings, South Dakota 57006, telephone 605-692-0200. Our Internet address is https//www.daktronics.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

The Offering

Shares of common stock offered by the Selling Shareholders	Up to 6,482,040 shares, which reflects interest payments through the term of the Convertible Note and assumes the default annual rate of interest under the Convertible Note of 9%.
Shares of common stock outstanding prior to this offering	45,703,283 shares as of June 30, 2023.
Terms of the offering	The Selling Shareholders, including their transferees, donees, pledgees, assignees or successors-in-interest, may sell, transfer or otherwise dispose of any or all of the shares of common stock offered by this prospectus from time to time on the Nasdaq Global Select Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The shares of common stock may be sold at fixed prices, at prevailing market prices, at prices related to prevailing market prices or at negotiated prices. See “Plan of Distribution” on page 19.
Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.
Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 for a discussion of factors you should carefully consider before deciding to invest in our common stock.
Nasdaq Global Select Market symbol	“DAKT”

Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the Selling Shareholders for offer and resale, we are referring to the shares of common stock into which the Convertible Note issued to Alta Fox in the private placement transaction described above is convertible.
The number of shares of common stock outstanding consists of 45,703,283 shares of common stock outstanding as of June 30, 2023, including 136,869 shares of common stock subject to issued and outstanding restricted stock awards but excluding, as of such date:
•outstanding options to purchase 912,085 shares of common stock under the Company’s 2020 Stock Incentive Plan (the “2020 Plan”);

•408,315 shares of common stock issuable in respect of issued and outstanding restricted stock units issued under the 2020 Plan;

•1,803,669 shares of common stock reserved and available for issuance under the 2020 Plan, which shares are not subject to any outstanding grants;

•outstanding options to purchase 798,818 shares of common stock under the Company’s 2015 Stock Incentive Plan (the “2015 Plan”);

•71,080 shares of common stock issuable in respect of issued and outstanding restricted stock units issued under the 2015 Plan;

•1,406,760 shares of common stock reserved for issuance under the 2015 Plan, which shares are not subject to outstanding grants (provided that, notwithstanding the reservation of such shares, the 2015 Plan has expired, and no additional grants can be made under the 2015 Plan);

•outstanding options to purchase 307,132 shares of common stock under the Company’s 2007 Stock Incentive Plan (the “2007 Plan”);

•2,286,197 shares of common stock reserved for issuance under the 2007 Plan, which shares are not subject to outstanding grants (provided that, notwithstanding the reservation of such shares, the 2007 Plan has expired, and no additional grants can be made under the 2007 Plan);

•1,363,178 shares of common stock reserved for issuance under the Company’s Employee Stock Purchase Plan; and

•4,950,000 shares of undesignated stock, no par value, of which no shares are issued and outstanding.

RISK FACTORS
Investing in our common stock involves risks. Before you make a decision to invest in our common stock, in addition to the risks and uncertainties discussed below under “Special Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks incorporated by reference in this prospectus from our most recent Annual Report on Form 10-K, our subsequent quarterly reports on Form 10-Q or current reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any such securities.
For more information, see “Where You Can Find More Information.” If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties incorporated by reference in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.
Risks Related to this Offering
The sale or availability for sale of shares issuable upon conversion of the Convertible Note may depress the price of our common stock, dilute the interest of our existing shareholders, and encourage short sales by third parties, which could further depress the price of our common stock.
If converted pursuant to its terms, the Convertible Note is and any additional equity or equity-linked financings would be dilutive to our shareholders. To the extent that the Selling Shareholders sell shares of our common stock issued upon conversion of the Convertible Note, the market price of such shares may decrease due to the additional selling pressure in the market. In addition, the dilution from issuances of such shares may cause shareholders to sell their shares of our common stock, which could further contribute to any decline in the price of our common stock. Any downward pressure on the price of our common stock caused by the sale or potential sale of such shares could encourage short sales by third parties. Such sales could place downward pressure on the price of our common stock by increasing the number of shares of our common stock being sold, which could further contribute to any decline in the market price of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein and any prospectus supplement may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections titled “Prospectus Summary” and “Risk Factors” but may also be contained elsewhere in this prospectus, the documents incorporated by reference herein, or in any prospectus supplement. These statements reflect our current views with respect to future events and financial performance. The words "may," "would," "could," "should," "will," "expect," "estimate," "anticipate," "believe," "intend," "plan," "forecast," "project" and similar expressions are intended to identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any and all statements made in this prospectus that do not address historical facts or events may be “forward looking statements” based on management’s current expectations or beliefs. From time to time, we may also provide oral and written forward-looking statements in other materials we release to the public, such as press releases, presentations to securities analysts or investors, or other communications by us. Any or all forward-looking statements in this prospectus, the documents incorporated by reference herein, any prospectus supplement and in any public statements we make could be materially different from actual results. Accordingly, we wish to caution investors that any forward-looking statements made by or on behalf of us are subject to uncertainties and other factors that could cause actual results to differ materially from such statements. Important factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the following:

•our competition;

•trends affecting our financial condition or results of operations;

•our growth and operating strategies;

•the declaration and payment of dividends;

•the timing and magnitude of future contracts;

•raw material shortages and lead times and supply chain disruptions;

•fluctuations in margins;

•the seasonality of our business;

•the introduction of new products and technology;

•the amount and frequency of warranty claims;

•our ability to manage the impact that new or adjusted tariffs may have on the cost of raw materials and components and our ability to sell products internationally;

•the resolution of any litigation contingencies;

•the timing and magnitude of any acquisitions or dispositions;

•the impact of governmental laws, regulations, and orders, including as a result of the COVID-19 pandemic caused by the coronavirus;

•disruptions to our business caused by geopolitical events, military actions, work stoppages, natural disasters, or international health emergencies, such as the COVID-19 pandemic;

•the uncertainties related to market conditions and entry into financing transactions;

•our potential need to seek additional strategic alternatives, including seeking additional debt or equity capital or other strategic transactions and/or measures;

•our financing plans and ability to maintain adequate liquidity;

•our ability to increase cash flow to support our operating activities and fund our obligations and working capital needs;

•our ability to obtain additional financing on terms favorable to us, or at all; and

•any future goodwill impairment charges.

The foregoing list of risks is not exhaustive. Other sections of this prospectus, the documents incorporated by reference herein and any prospectus supplement may include additional factors that could harm our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus, the documents incorporated by reference herein and any prospectus supplement will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as required by law.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, the documents incorporated by reference herein and any prospectus supplement, the events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should refer to the “Risk Factors” section of this prospectus and in our periodic filings with the SEC for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Our SEC filings are available publicly on the SEC’s website at www.sec.gov.
You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date the statement is made, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS
The proceeds from the sale of the common stock offered pursuant to this prospectus are solely for the account of the Selling Shareholders. Accordingly, we will not receive any proceeds from the sale of the common stock offered pursuant to this prospectus.
We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our common stock to be sold by the Selling Shareholders pursuant to this prospectus including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our accountants. The Selling Shareholders will bear underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to its sales of shares of our common stock.

SELLING SHAREHOLDERS
The shares of common stock being offered by the Selling Shareholders are those issuable to the Selling Shareholders upon conversion of the Convertible Note. For additional information regarding the Convertible Note, see “Summary – Convertible Note” above. We are registering the resale of such shares of common stock in order to permit the Selling Shareholders to offer the shares for resale, or enter into derivative transactions on the shares, from time to time. Except for the ownership of the Convertible Note issued pursuant to the Purchase Agreement and the Standstill and Voting Agreement dated as of March 19, 2023 among the Company, Alta Fox Capital Management, LLC and P. Connor Haley (each, with its or his respective affiliates and associates, an “Investor Party,” and collectively, the “Investor Parties”), the Selling Shareholders have not had any material relationship with us within the past three years.
The table below lists the Selling Shareholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of common stock held by the Selling Shareholders as of June 30, 2023. We have prepared the following table based on information given to us by, or on behalf of, the Selling Shareholders on or before the date hereof with respect to the beneficial ownership of the shares of common stock held by the Selling Shareholders as of June 30, 2023. We have not independently verified this information. The second column lists the number of shares of common stock beneficially owned by each Selling Shareholder based on such Selling Shareholder’s ownership of shares of common stock and shares issuable pursuant to the Convertible Note, subject to the applicable limitations on conversion set forth therein, including, but not limited to, the Percentage Cap and the Exchange Cap, as of June 30, 2023.
The third column lists the shares of common stock being offered by this prospectus by each Selling Shareholder and does not take in account any limitations on conversion of the Convertible Note set forth therein.
In accordance with the terms of the Registration Rights Agreement, this prospectus covers the resale of 110% of the maximum number of shares of common stock issuable pursuant to the Convertible Note, including the payment of interest on the Convertible Note through its Maturity Date at the default annual rate of interest of 9%, assuming that all interest is converted to capitalized interest and determined as if the outstanding Convertible Note (including interest on the Convertible Note through its Maturity Date) was converted in full (without regard to any limitations on conversion contained therein solely for the purpose of such calculation) at the initial $6.31 Conversion Price. Because the Conversion Price of the Convertible Note may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by each Selling Shareholder pursuant to this prospectus.
Under the terms of the Convertible Note, the Company shall not issue any shares of common stock pursuant to the terms of the Convertible Note, and the holders of the Convertible Note shall not have the right to any shares of common stock otherwise issuable under the Convertible Note, to the extent that, after giving effect to such issuance, a holder together with certain “Attribution Parties” (as defined in the Convertible Note) collectively would beneficially own in excess of the applicable Percentage Cap. Further, the Company is not obligated to issue any shares of common stock upon conversion of the Convertible Note if the issuance of such common stock would exceed the Exchange Cap, except that the Company has the option to obtain the approval of its shareholders as required by the applicable rules of the Nasdaq Global Select Market for issuances of shares of common stock in excess of such amount. The Selling Shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”
The ownership percentages indicated in the following table are based on 45,703,283 shares of common stock outstanding as of June 30, 2023, including 136,869 shares of common stock subject to issued and outstanding restricted stock awards. In computing the number of shares of common stock beneficially owned by the Selling Shareholders and the percentage ownership, we included all shares of common stock issuable upon conversion of the Convertible Note, subject to the applicable limitations on conversion set forth therein, including, but not limited to, the Percentage Cap and the Exchange Cap.

	Shares Beneficially Owned Prior to the Offering		Number of Shares Being Registered for Resale(2)(3)	Shares Beneficially Owned After the Offering
Name of Selling Shareholders	Shares(2)	Percentage		Shares(4)	Percentage
Alta Fox Opportunities Fund, LP (1)	2,292,910	4.99%	6,482,040	2,046,083	4.48%

(1)The business address of Alta Fox Opportunities Fund, LP is 640 Taylor Street, Suite 2522, Fort Worth, Texas 76102. As of June 30, 2023, (a) Alta Fox Opportunities Fund, LP beneficially owned 2,292,910 shares of common stock, including 246,827 shares issuable upon the conversion of the Convertible Note; (b) Alta Fox GenPar, LP, as the general partner of Alta Fox Opportunities Fund, LP, may be deemed the beneficial owner of the 2,292,910 shares beneficially owned by Alta Fox Opportunities Fund, LP; (c) Alta Fox Equity LLC, as the general partner of Alta Fox GenPar, LP, may be deemed the beneficial owner of the 2,292,910 shares beneficially owned by Alta Fox Opportunities Fund, LP; (d) Alta Fox Capital Management, LLC, as the investment manager of Alta Fox Opportunities Fund, LP, may be deemed the beneficial owner of the 2,292,910 shares beneficially owned by Alta Fox Opportunities Fund, LP; and (e) P. Connor Haley, as the sole owner, member and manager of each of Alta Fox Capital Management, LLC and Alta Fox Equity LLC, may be deemed the beneficial owner of the 2,292,910 shares beneficially owned by Alta Fox Opportunities Fund, LP. Beneficial ownership of the Selling Shareholders included in this table reflects the total number of shares issuable upon conversion of the Convertible Note, giving effect to the Percentage Cap (and excludes an additional 6,235,213 shares issuable upon conversion of the Convertible Note calculated using a Conversion Price of $6.31 per share without giving effect to the Percentage Cap, which reflects interest payments through the term of the Convertible Note and assumes the default annual rate of interest under the Convertible Note of 9% and that all interest payments are capitalized) and is calculated as of the date the registration statement of which this prospectus is a part was initially filed with the SEC.
(2)In addition to the shares set forth in the table, the number of shares to be sold includes an indeterminate number of shares issuable upon conversion of the Convertible Note, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416 under the Securities Act.
(3)As required pursuant to the Registration Rights Agreement, the number of shares being registered for resale is equal to 110% of the maximum number of shares issuable upon conversion of the Convertible Note, determined as of the date the registration statement of which this prospectus is a part was initially filed with the SEC and without regard to any limitations on the conversion or redemption of the Convertible Note.
(4)Assumes the sale of all shares offered pursuant to this prospectus.

DESCRIPTION OF OUR SECURITIES
The following is a summary of the rights of our securities. This summary is qualified by reference to the complete text of our amended and restated certificate of incorporation and amended and restated bylaws filed as exhibits to the registration statement of which this prospectus forms a part.
Authorized Shares of Capital Stock
As of June 30, 2023, we were authorized to issue up to 120,000,000 shares of stock, each without par value, consisting of 115,000,000 shares of common stock and 4,950,000 shares of undesignated stock. Our Board of Directors (the “Board”) has the power to authorize and issue any or all of the shares of undesignated stock without shareholder approval, including the authority to establish the rights and preferences of the undesignated stock. As of June 30, 2023, there were 45,703,283 shares of common stock outstanding, including 136,869 shares of common stock subject to issued and outstanding restricted stock awards, and 50,000 shares designated as Series A Junior Participating Preferred Stock.
Common Stock
Voting Rights
All shares of common stock are voting shares, and each share is entitled to one vote. The common stock has cumulative voting rights for the election of directors. All director elections are decided by a plurality of the shares entitled to vote on the election of directors. Except as otherwise provided by applicable law, our amended and restated articles of incorporation (the “Articles”) or our amended and restated bylaws (the “Bylaws”), every matter other than the election of directors is decided by the affirmative vote of a majority of the votes cast by shareholders present in person or by proxy at the meeting and entitled to vote on such matter.
Classified Board
Members of the Board are divided into three classes and serve staggered three‑year terms. Under the Bylaws, directors can be removed from office, with or without cause, by the affirmative vote of a majority of the shareholders entitled to vote at a special meeting called for that purpose, and the shareholders may also elect his/her successor.
Dividend Rights
Holders of our shares of common stock are entitled to receive dividends declared by the Board out of funds legally available for the payment of dividends under South Dakota law, subject to the rights, if any, of holders of our preferred stock.
Liquidation Rights
Upon any liquidation, dissolution or winding up of the Company, voluntary or otherwise, each share of common stock is entitled to participate pro rata in all assets available for distribution after the payment of all liabilities and provision for the liquidation preference of any shares of preferred stock then outstanding.
Rights and Preferences
The holders of our common stock have no preemptive rights and no rights to convert their common stock into any other securities. There are also no redemption or sinking fund provisions applicable to our common stock.
All outstanding shares of common stock are fully paid and non‑assessable. In addition, see “ – Anti‑Takeover Effects of Provisions of the Rights Agreement, Our Articles and Bylaws and South Dakota Law” below.
Listing, Transfer Agent, and Registrar
Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “DAKT.” The transfer agent and registrar for our common stock is EQ Shareowner Services (Equiniti Trust Company).
Preferred Stock
The Board has the authority, without further action by our shareholders, to issue up to 5,000,000 shares of undesignated preferred stock, no par value, in one or more classes or series and to fix the rights, preferences, privileges and restrictions of the preferred stock. These rights, preferences, and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, and the number of shares constituting, or the designation of, such class or series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of shares of preferred stock could have the effect of delaying, deferring or preventing a change in control of our Company or other corporate action.

Effective on November 19, 2018, the Board adopted Articles of Amendment to our Articles setting forth the rights, powers and preferences of our Series A Preferred Stock, as described below. In addition, we have issued “Rights” to purchase specified fractions of Series A Preferred Stock. For more information about the Rights, see “ – Rights to Purchase Series A Preferred Stock” below.
In addition, see “ – Anti‑Takeover Effects of Provisions of the Rights Agreement, Our Articles and Bylaws and South Dakota Law” below.
Series A Preferred Stock
Amount. Under our Articles, we may issue 50,000 shares of Series A Preferred Stock. As of June 30, 2023, there were no shares of Series A Preferred Stock outstanding.
Rank. The Series A Preferred Stock will rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Company’s preferred stock and senior to the common stock as to such matters.
Dividends and Distributions; Adjustment. Subject to the rights of the holders of any shares of any other series of our preferred stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of common stock and of any other junior stock of the Company, will be entitled to receive, when, as and if declared by the Board out of funds legally available for that purpose, quarterly dividends payable in cash on the first day of March, June, September, and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment described below, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non‑cash dividends or other distributions, other than a dividend payable in shares of common stock or a subdivision of the outstanding shares of common stock (by reclassification or otherwise), declared on the common stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. If the Company at any time declares or pays any dividend on the common stock payable in shares of common stock, or effects a subdivision or combination or consolidation of the outstanding shares of common stock (by reclassification or otherwise than by payment of a dividend in shares of common stock) into a greater or lesser number of shares of common stock, then, in each such case, the amount to which holders of shares of Series A Preferred Stock were entitled immediately before such event under clause (b) of the preceding sentence will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of common stock outstanding immediately after such event and the denominator of which is the number of shares of common stock outstanding immediately before such event.
We will be required to declare a dividend or distribution on the Series A Preferred Stock as provided in the foregoing paragraph immediately after we declare a dividend or distribution on the common stock (other than dividends payable in shares of common stock); provided, that if no dividend or distribution was declared on the common stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock will be payable on such subsequent Quarterly Dividend Payment Date.
Dividends will begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares will begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends will begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends will not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares will be allocated pro rata on a share‑by‑share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payments of a dividend or distribution declared on the shares of Series A Preferred Stock, which record date will be not more than 60 days before the date fixed for the payment of the dividend or distribution.
Voting Rights; Adjustment. Subject to the provision for adjustment set forth in the next sentence, each share of Series A Preferred Stock will entitle its holder to 1,000 votes on all matters submitted to a vote of the shareholders of the Company. If the Company declares or pays any dividend on the common stock payable in shares of common stock, or effects a subdivision or combination or consolidation of the outstanding shares of common stock (by reclassification or otherwise than by payment of a dividend in shares of common stock) into a greater or lesser number of shares of common stock, then, in each such case, the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately before such event will be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of common stock outstanding immediately after such event and the denominator of which is the number of shares of common stock outstanding immediately before such event. Except as otherwise provided in the Articles, in any other articles of amendment creating a series of the Company’s preferred stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of common stock and any other capital stock of the Company having general voting rights will vote together as one class on all matters submitted to a vote of shareholders of the Company. Except as set forth in the Articles, or as otherwise provided by law, holders of Series A Preferred Stock will have no special voting rights, and their consent shall not be required (except to the extent they are entitled to vote with holders of common stock as set forth in the Articles) for taking any corporate action.

Certain Restrictions on Dividends. Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as described above are in arrears, and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Company will be restricted in its ability to declare or pay dividends on, redeem, purchase or otherwise acquire for consideration, or make other distributions of shares of stock ranking junior to, or on parity with, the Series A Preferred Stock (subject to specified exceptions for stock ranking on a parity with the Series A Preferred Stock). In such event, the Company will also be restricted in its ability to purchase shares of Series A Preferred Stock or shares of capital stock of the Company ranking junior to, or on parity with, the Series A Preferred Stock, subject to certain exceptions.
Distribution Upon Liquidation of Dissolution. Upon any liquidation, dissolution or winding up of the Company, no distribution will be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock have received the greater of (a) $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, and (b) an amount, subject to the provision for adjustment set forth below, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of common stock; or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution, or winding up. If the Company declares or pays any dividend on the common stock payable in shares of common stock, or effects a subdivision or combination or consolidation of the outstanding shares of common stock (by reclassification or otherwise than by payment of a dividend in shares of common stock) into a greater or lesser number of shares of common stock, then, in each such case, the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately before such event under the proviso in clause (1) of the preceding sentence will be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of common stock outstanding immediately after such event and the denominator of which is the number of shares of common stock that were outstanding immediately before such event.
Exchange Upon Consolidation or Merger. If the Company enters into any consolidation, merger, combination, or other transaction in which shares of common stock are exchanged for or changed into other stock or securities, cash, and/or any other property, then each share of Series A Preferred Stock will be similarly exchanged or changed into an amount per share, subject to the provision for adjustment set forth in the next sentence, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind) into which or for which each share of common stock is changed or exchanged. If the Company declares or pays any dividend on the common stock payable in shares of common stock, or effects a subdivision or combination or consolidation of the outstanding shares of common stock (by reclassification or otherwise than by payment of a dividend in shares of common stock) into a greater or lesser number of shares of common stock, then the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock will be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of common stock outstanding immediately after such event and the denominator of which is the number of shares of common stock that were outstanding immediately before such event.
Redemption; Sinking Fund. The shares of Series A Preferred Stock will not be redeemable. There is no sinking fund provision that applies to the Series A Preferred Stock.
Certain Rights and Preferences. All outstanding shares of Series A Preferred Stock, when issued in accordance with the terms of the Articles and the Rights Agreement, will be fully paid and non‑assessable. In addition, see “ – Anti‑Takeover Effects of Provisions of the Rights Agreement, Our Articles and Bylaws and South Dakota Law” below.
Amendments. Our Articles may not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two‑thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.
Rights to Purchase Series A Preferred Stock
The Company is a party to the Rights Agreement (the “Original Rights Agreement”) dated as of November 16, 2018 by and between the Company and Equiniti Trust Company, as rights agent (the “Rights Agent”). The Company and the Rights Agent entered into the First Amendment to Rights Agreement (the “First Agreement”) dated as of November 19, 2021. The Original Rights Agreement and the First Amendment, including all exhibits to the Original Rights Agreement and the First Amendment, are referred to in this prospectus as the “Rights Agreement.” On November 16, 2018, the Board declared a dividend of one Right, initially representing the right to purchase from the Company one one‑thousandth of a share of Series A Preferred Stock at an initial exercise price of $25.00 per Right, subject to certain adjustments (the “Exercise Price”), for each share of common stock outstanding on November 19, 2018 (the “Record Date”) to the shareholders of record at the close of business on the Record Date. The Board approved the First Amendment, which amended the initial exercise price of $25.00 per Right set forth in the Rights Agreement to $20.00 per Right. The Company’s shareholders approved the Rights Agreement at the annual meeting of shareholders held on September 7, 2022.
The Rights will not be exercisable until the earliest to occur of (1) the close of business on the 10th business day after the first date of a public announcement that a person or a group of affiliated or associated persons (with certain exceptions, an “Acquiring Person”) has acquired beneficial ownership of 20% or more of the outstanding shares of common stock and (2) the close of business on the 10th business day after the date of the commencement by any person of, or of the first public announcement of the intention of any person to commence, a tender or exchange offer the consummation of which would result in such person becoming the beneficial owner of 20% or more of the outstanding shares of common stock (the earlier of such dates being called the “Distribution Date”). Any existing shareholder or group that beneficially owned 20% or more of the common stock on November 16, 2018 was grandfathered at its current ownership level. However, the Rights will become exercisable if at any time after the announcement of the Rights Agreement such shareholder or group increases its ownership of shares of common stock to an amount equal to or greater than the greater of (a) 20% of the shares of common stock then outstanding and (b) the sum of (i) the lowest beneficial ownership of such person as a percentage of the shares of common stock outstanding at any time after the public announcement of the Rights Agreement plus (ii) one share of common stock. Certain synthetic interests in securities created by derivative positions, whether or not such interests are considered to be ownership of the underlying common stock or are reportable for purposes of Regulation 13D under the Exchange Act are treated as beneficial ownership of the number of shares of common stock equivalent to the economic exposure created by the derivative position to the extent actual shares of common stock are directly or indirectly held by counterparties to the derivatives contracts.
With respect to certificates representing shares of common stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for shares of common stock registered in the names of the holders thereof and not by separate Rights Certificates, as described below. With respect to book entry shares of common stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by the balances indicated in the book entry account system of the transfer agent for the common stock. Until the earlier of the Distribution Date and the “Expiration Date” (as defined below), the transfer of any shares of common stock outstanding on the Record Date will also constitute the transfer of the Rights associated with such shares of common stock. As soon as practicable after the Distribution Date, separate certificates evidencing the Rights (the “Rights Certificates”) will be mailed to holders of record of the common stock as of the close of business on the Distribution Date, and such separate Rights Certificates alone will evidence the Rights.
The Rights, which are not exercisable until the Distribution Date, will expire at the earliest to occur of (1) the close of business on November 19, 2024; (2) the time at which the Rights are redeemed pursuant to the Rights Agreement; (3) the time at which the Rights are exchanged pursuant to the Rights Agreement; and (4) the time at which the Rights are terminated upon the closing of any merger or other acquisition transaction involving the Company and a person pursuant to a merger or other acquisition agreement that has been approved by the Board before such person has become an Acquiring Person (the earliest of (1), (2), (3) and (4) is referred to as the “Expiration Date”).
The Exercise Price payable, and the number of shares of Series A Preferred Stock or other securities or property issuable, upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution (1) upon a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Stock; (2) upon the grant to holders of the Series A Preferred Stock of certain rights or warrants to subscribe for or purchase Series A Preferred Stock at a price, or securities convertible into Series A Preferred Stock with a conversion price, less than the then‑current market price of the Series A Preferred Stock; or (3) upon the distribution to holders of the Series A Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Series A Preferred Stock) or of subscription rights or warrants (other than those referred to above). The number of outstanding Rights and the number of one one‑thousandths of a share of Series A Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split, reverse stock split, stock dividend and other similar transactions.
If any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right (other than Rights beneficially owned by the Acquiring Person, affiliates and associates of the Acquiring Person, and certain transferees thereof, which will have become null and void), will thereafter have the right to receive upon exercise of a Right that number of shares of common stock having a market value of two times the exercise price of the Right.
If, after a person or group of affiliated or associated persons becomes an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person, affiliates and associations of the Acquiring Person, and certain transferees thereof, which will have become null and void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the acquiring company having a market value at the time of that transaction equal to two times the Exercise Price.
With certain exceptions, no adjustment in the Exercise Price will be required unless cumulative adjustments require an increase or decrease of at least 1% in the Exercise Price. No fractional shares of Series A Preferred Stock or common stock will be issued (other than fractions of shares of Series A Preferred Stock which are integral multiples of one one‑thousandth of a share of Series A Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the then‑current market price of the Series A Preferred Stock or the common stock.
At any time after any person or group becomes an Acquiring Person and before the acquisition of beneficial ownership by such Acquiring Person of 50% or more of the outstanding shares of common stock, the Board, at its option, may exchange the Rights (other than Rights owned by such Acquiring Person, affiliates and associates of the Acquiring Person, and certain transferees thereof, which will have become null and void), in whole or in part, for shares of common stock or Series A Preferred Stock (or a series of the Company’s preferred stock having equivalent rights, preferences and privileges) at an exchange ratio of one share of common stock, or a fractional share of Series A Preferred Stock (or other preferred stock) equivalent in value thereto, per outstanding Right.
At any time before the time an Acquiring Person becomes such, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”) payable, at the option of the Company, in cash, shares of common stock or such other form of consideration as the Board shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.
Immediately upon any redemption or exchange of the Rights, the right to exercise the Rights will terminate, and the only right of the holders of Rights will be to receive the Redemption Price or the securities for which the Rights were exchanged.
Until a Right is exercised or exchanged, the holder of the Right, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.
For so long as the Rights are redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights (other than holders of Rights owned by or transferred to any person who is or becomes an Acquiring Person, affiliates and associates of an Acquiring Person, and certain transferees thereof).
Anti‑Takeover Effects of Provisions of the Rights Agreement, Our Articles and Bylaws and South Dakota Law
Rights Agreement
The general purpose of the Rights Agreement described above is to deter and mitigate the time pressures of non‑negotiated, hostile takeover attempts made at unfair or inadequate prices, or by coercive or unfair tactics. The Rights Agreement provides, subject to certain exceptions, that if any person or group acquires 20% or more of our outstanding shares of common stock, there would be a triggering event potentially resulting in significant dilution in the voting power and economic ownership of that person or group. Existing shareholders who owned 20% or more of our outstanding common stock as of the Record Date will trigger a dilutive event only if they acquire an additional 1% of the outstanding shares of our common stock. For more information about the Rights and the Rights Agreement, see “ – Rights to Purchase Series A Preferred Stock.”
Articles and Bylaws
Certain provisions of our Articles may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that our shareholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Articles:
•permit our Board to authorize and issue shares of preferred stock without prior shareholder approval, commonly referred to as “blank check” preferred stock, with any rights, preferences and privileges as the Board may designate, including the right to approve an acquisition or other change in our control;
•provide that the authorized number of directors may be increased by resolution of the Board;
•provide that all vacancies, including newly‑created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum; and
•require three classes of directors, each consisting of two or three directors, with each class elected every three years, which increases the difficulty of takeovers because a hostile bidder cannot replace an entire staggered board in a single proxy contest.
The Articles provide that the Company must indemnify its officers and directors to the fullest extent authorized or permitted by the SDBCA or any other applicable laws as may from time to time be in effect, as the same exist or may be amended from time to time. Section 47-1A-851 and Section 47-1A-856(1) of the SDBCA provide that the Company may indemnify its officers and directors against liability incurred in connection with proceedings in which such persons are parties by reason of being an officer or director of the Company if they (1) acted in good faith; (2) reasonably believed: (a) in the case of conduct in an official capacity, that the conduct was in the best interests of the Company, and (b) in all other cases, that the conduct was at least not opposed to the best interests of the Company; and (3) in the case of any criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. In addition, Section 47-1A-856(2)(b) of the SDBCA permits the Company to indemnify an officer of the Company who is a party to a proceeding by reason of being an officer of the Company against liability, except for liability arising out of conduct that constitutes receipt of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the Company or its shareholders, or an intentional violation of criminal law. Section 47-1A-857 of the SDBCA permits the Company to purchase and maintain insurance on behalf of its officers and directors against any liability which may be asserted against, or incurred by, such persons in their capacities as officers and directors of the Company, whether or not the Company would have power to indemnify or advance expenses to the person against the same liability under the provisions of the SDBCA. The Company maintains officers’ and directors’ liability insurance for the benefit of its officers and directors.
Our Bylaws and Article 8 of our Articles of Incorporation also provide that the Company may indemnify other persons, for such expenses and liabilities, in such manner and under such circumstances, as the Board may determine from time to time.

South Dakota Law
South Dakota law, under which the Company is incorporated, contains certain provisions that may have anti‑takeover effects and thus may delay, deter, or prevent a change in control of the Company. For complete information, you should review the applicable provisions of the SDCL, including the Domestic Public Corporation Takeover Act, SDCL Chapter 47‑33 (the “Takeover Act”).
Control Share Acquisitions. The Takeover Act generally provides that the shares of a publicly‑held South Dakota corporation acquired by a person that exceed the thresholds of voting power described below will have the same voting rights as other shares of the same class or series only if approved by:
•the affirmative vote of the majority of all outstanding shares entitled to vote, including all shares held by the acquiring person; and
•the affirmative vote of the majority of all outstanding shares entitled to vote, excluding all interested shares.
Each time an acquiring person reaches a threshold, the acquiring person must deliver an information statement to the Company and a vote must be held as described above before the acquiring person will have any voting rights with respect to shares in excess of such threshold. The thresholds that require shareholder approval before voting powers are obtained with respect to shares acquired in excess of such thresholds are 20%, 33‑1/3% and 50%, respectively.
Shares acquired in the absence of such approval are denied voting rights and are redeemable at their then‑current market value by the Company within 10 days after the acquiring person has failed to give a timely information statement to the Company or the date the shareholders voted not to grant voting rights to the acquiring person’s shares.
Business Combinations. We are subject to the provisions of Section 47‑33‑17 of the Takeover Act. In general, Section 47‑33‑17 prohibits a publicly‑held South Dakota corporation from engaging in a “business combination” with an “interested shareholder” unless the business combination or the transaction in which the person became an interested shareholder is approved in a prescribed manner. A business combination with the interested shareholder must be approved by (1) the board of directors of the corporation prior to the date that the person became an interested shareholder of the corporation (referred to as the person’s “share acquisition date”); (2) the affirmative vote of all of the holders of all of the outstanding voting shares, or, under some circumstances, by the affirmative vote of the holders of a majority of the outstanding voting shares not including those shares beneficially owned by the interested shareholder or any of its affiliates or associates; (3) the affirmative vote of the holders of a majority of the outstanding voting shares not including those shares beneficially owned by the interested shareholder or any of its affiliates or associates at a meeting no earlier than four years after the interested shareholder’s share acquisition date; or (4) the affirmative vote of the holders of a majority of the outstanding voting shares at a meeting no earlier than four years after the interested shareholder’s share acquisition date if the business combination satisfies the conditions of Section 47‑33‑18 of the Takeover Act. Generally, an “interested shareholder” is a person who, together with affiliates and associates, beneficially owns, directly or indirectly, 10% or more of the corporation’s voting stock. A “business combination” includes a merger, a transfer of 10% or more of the corporation’s assets, the issuance or transfer of stock equal to 5% or more of the aggregate market value of all of the corporation’s outstanding shares, the adoption of a plan of liquidation or dissolution, or other transaction resulting in a financial benefit to the interested shareholder.
Multiple Constituencies. The Takeover Act further provides that the Board, in determining whether to approve a merger or other change of control, may take into account both the long‑term as well as short‑term interests of us and our shareholders, the effect on our employees, customers, creditors and suppliers, the effect upon the community in which we operate, and the effect on the economy of the state and nation. This provision may permit the Board to vote against some proposals that, in the absence of this provision, it would otherwise have a fiduciary duty to approve.
Shareholder Action by Written Consent Must Be Unanimous. Section 47‑1A‑704 of the SDBCA provides that any action that may be taken at a meeting of shareholders may be taken without a meeting if a written consent, setting forth the action taken, is signed by all of the shareholders entitled to vote with respect to the action taken. This provision prevents holders of less than all of our common stock from using the written consent procedure to take shareholder action.

PLAN OF DISTRIBUTION
We are registering the resale of shares of common stock issuable upon conversion of the Convertible Note to permit the resale of these shares of common stock by the holder of the Convertible Note from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.
The Selling Shareholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more third parties, broker-dealers or agents, and may also decide not to sell all or any of the shares of common stock covered by this prospectus. In addition, the Selling Shareholders may enter into derivative transactions on the shares, which may include forward or option-based transactions with third parties and related pledging arrangements. The Selling Shareholders may also sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the shares of common stock are sold through third parties, broker-dealers or agents, the Selling Shareholders may be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions pursuant to one or more of the following methods:
•purchases by third parties, broker-dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the shares for whom they may act as agent;
•on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•in the over-the-counter market;
•in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•in one or more over-the-counter derivatives transactions, including forward sales;
•through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•one or more block trades, including transactions in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction or in crosses, in which the same broker acts as an agent on both sides of the trade;
•purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;
•the pledge of shares for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of shares, and, in the case of any collateral call or default on such loan or obligation, pledges or sales of shares by such pledgees or secured parties;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately-negotiated transactions;
•short sales made after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;
•a combination of any such methods of sale; and
•any other method permitted pursuant to applicable law.
The Selling Shareholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the Selling Shareholders may transfer the shares of common stock by other means not described in this prospectus. If the Selling Shareholders effect such transactions by selling shares of common stock to or through third parties, broker-dealers or agents, such third parties, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). Neither we nor the

Selling Shareholders can presently estimate the amount of compensation, if any, that any third parties, broker-dealers or agents will receive from any purchasers of shares of our common stock sold by the Selling Shareholders. In connection with sales of the shares of common stock or otherwise, the Selling Shareholders may enter into hedging transactions with third parties, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The Selling Shareholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholders may also loan or pledge shares of common stock to third parties, broker-dealers or agents that in turn may sell such shares.
The Selling Shareholders may pledge or grant a security interest in some or all of the Convertible Note or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the Selling Shareholders list to include the pledgee, transferee or other successors in interest as a Selling Shareholder under this prospectus. The Selling Shareholders also may transfer and donate the shares of common stock in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and, in the case of a principal transaction, a markup or markdown in compliance with FINRA IM-2440.
The Selling Shareholders may enter into sale, forward or option-based contracts or other derivative transactions with third parties or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those forward or option-based contracts or other derivative transactions, the third parties may sell shares covered by this prospectus, including in short sale transactions and by selling securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in our shares of common stock. The third parties also may use our shares received under those sale, forward or option-based contracts or other derivative transactions or our shares pledged by the Selling Shareholders or borrowed from the Selling Shareholders or others to settle such third-party sales or to close out any related open borrowings of our shares. The third parties may deliver this prospectus, as required by the Securities Act, in connection with any sale transactions. The Selling Shareholders, third parties, broker-dealers or agents may also sell shares of our common stock in transactions exempt from registration under the Securities Act and the rules and regulations thereunder.
To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Shareholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.
The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Shareholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
We will pay all expenses of the registration of the shares of common stock pursuant to the Registration Rights Agreement, estimated to be $70,000 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a Selling Shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Shareholders against liabilities, including some liabilities under the Securities Act in accordance with the Registration Rights Agreement, or the Selling Shareholders will be entitled to contribution. We may be indemnified by the Selling Shareholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Shareholders specifically for use in this prospectus, in accordance with the related Registration Rights Agreement, or we may be entitled to contribution.
Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS
The validity of the shares of common stock offered pursuant to the registration statement of which this prospectus forms a part will be passed upon for us by Winthrop & Weinstine, P.A., Minneapolis, Minnesota.
EXPERTS
The financial statements of Daktronics, Inc. as of April 29, 2023 incorporated by reference in this prospectus, and the effectiveness of Daktronics, Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which express an unqualified opinion on the financial statements and an adverse opinion on the effectiveness of Daktronics, Inc.’s internal control over financial reporting. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the internet at the SEC’s website at http://www.sec.gov.
Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the Investor Relations section of our website, which is located at https://www.daktronics.com/en-us. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.
Our website address is www.daktronics.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This registration statement incorporates by reference important business and financial information about the Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:
•our Annual Report on Form 10-K for the year ended April 29, 2023 filed with the SEC on July 12, 2023;
•our Current Reports on Form 8-K filed with the SEC on May 12, 2023 and July 10, 2023; and
•the description of our common stock contained in our Registration Statement on Form 8-A dated January 19, 1994, received by the SEC on January 21, 1994, and processed by the SEC on January 24, 1994 and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 4.11 of our Annual Report on Form 10-K for the fiscal year ended April 29, 2023 filed with the SEC on July 12, 2023.
We also incorporate by reference into this prospectus any further filings we make with the SEC prior to the termination of this offering under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” and not filed with the SEC), including all filings filed after the date hereof and prior to the effectiveness of the registration statement of which this prospectus is a part.
We have filed with the SEC this registration statement under the Securities Act covering the shares of common stock to be offered and sold by this prospectus and any applicable prospectus supplement. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC website referred to above under “Where You Can Find More Information.” Any statement made in this prospectus or any prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, document, agreement or other document as an exhibit to the registration statement or any other document incorporated herein by reference, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.
Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person who receives a copy of this prospectus on the written or oral request of that person made to:
Daktronics, Inc.
201 Daktronics Drive
Brookings, South Dakota 57006
Attention: Investor Relations
Telephone: (605) 692-0200.